Exhibit 99.1

NEWS RELEASE

Release No. 104-02-10

Contact:

Mary Cohn (Media Relations)

615.986.5886

Becky Barckley/Mike Kinney (Investor Relations)

615.986.5600

FOR RELEASE AT 8:00 A.M. (ET) WEDNESDAY, FEBRUARY 10, 2010

LP Reports Fourth Quarter and Year End 2009 Results

NASHVILLE, Tenn. (Feb. 10, 2010) – Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 2009, which included the following:

•

Total sales for the fourth quarter of $275 million were up 10 percent versus a year ago, while U.S. housing starts dropped 24 percent from fourth quarter 2008 levels. For the year, sales were down 23 percent to $1.1 billion compared to $1.4 billion in 2008 with U.S. housing starts down 39 percent from 2008 levels.

•

Losses from continuing operations were $47 million, or $0.38 per diluted share, for the fourth quarter of 2009. For the year, loss from continuing operations was $117 million, or $1.07 per diluted share.

•

Adjusted EBITDA from continuing operations for the fourth quarter was a loss of $19 million compared to a loss of $37 million in the fourth quarter of 2008. For the year, adjusted EBITDA from continuing operations was a loss of $44 million compared to $155 million in 2008.

•	Cash and investments at year-end were $440 million, up from the 2008 year-end balance of $215 million.

“While I am glad 2009 is behind us, LP made significant improvements compared to the prior year,” said Chief Executive Officer Rick Frost. “All of our operating segments improved in 2009 despite housing starts falling by 39 percent. We achieved almost 60 percent improvement in

OSB; 20 percent better results in EWP; and a tenfold increase in operating results in Siding. We also significantly improved our balance sheet with a net cash position of more than $160 million compared to a net debt of almost $35 million at the end of 2008.”

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2009, LP reported net sales of $275 million, up from $250 million in the fourth quarter of 2008. For the fourth quarter, the company reported a net loss of $49 million as compared to a loss in the fourth quarter of 2008 of $341 million (including $274 million impairment of goodwill).

For the fourth quarter of 2009, LP reported a loss from continuing operations of $47 million, or $0.38 per diluted share, as compared to a loss from continuing operations of $340 million, or $3.30 per diluted share, for the fourth quarter of 2008.

YEAR END RESULTS

For the year ended December 31, 2009, LP reported net sales of $1.1 billion, down from $1.4 billion in 2008. For the year ended 2009, the company reported a net loss of $121 million as compared to a loss in 2008 of $579 million. Adjusted EBITDA from continuing operations for the year was a loss of $44 million compared to a loss of $155 million for 2008.

For 2009, LP reported a loss from continuing operations of $117 million, or $1.07 per diluted share, as compared to a loss of $565 million, or $5.49 per diluted share, for 2008.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP’s OSB segment manufactures and distributes OSB structural panel products. During the quarter, LP operated eight facilities in the segment. Just prior to year end, LP made the decision to permanently close the two previously indefinitely curtailed mills in Athens, Ga., and Silsbee, Texas.

The OSB segment reported net sales for the fourth quarter of 2009 of $114 million, up 4 percent compared with $109 million of net sales in the fourth quarter of 2008. For the fourth quarter of 2009, the OSB segment reported an operating loss of $17.0 million – an improvement of 45 percent – compared with an operating loss of $31 million in the fourth quarter of 2008. For the fourth quarter, LP realized an improvement of $14 million in adjusted EBITDA from continuing operations for this segment as compared to the fourth quarter of 2008. For the fourth quarter of 2009 as compared to the fourth quarter of 2008, sales volumes were up 16 percent with sales price decreasing by 5 percent. Decrease in sales price accounted for a decline of $5.3 million in both operating results and adjusted EBITDA from continuing operations.

Operating results reflected the favorable effects of continued actions to reduce manufacturing costs by taking advantage of lower cost petroleum-based raw materials, more efficient operating schedules and selective curtailments.

SIDING SEGMENT

LP’s Siding segment consists of SmartSide® siding as well as LP’s prefinished Canexel® siding line. These products are used in new construction as well as in repair and remodeling markets. The Siding segment reported net sales of $86 million in the fourth quarter of 2009, up 13 percent from $76 million in the year-ago fourth quarter. For the fourth quarter of 2009, the Siding segment reported an operating income of $5 million compared to loss of $11 million in the year-ago quarter. For the fourth quarter, LP reported $9 million in adjusted EBITDA from continuing operations in this segment, an improvement of $16 million as compared to the fourth quarter of 2008.

In the fourth quarter of 2009, while sales were off across many regions, the Siding segment increased market penetration and experienced continued strength in repair and remodel markets. Like OSB, the segment continued to realize reductions in the cost of petroleum-based raw materials used in production as well as efficiencies in other manufacturing costs.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the fourth quarter of 2009 totaled $44 million, down 2 percent from $45 million in the year-ago quarter. Operating losses decreased 24 percent to $9 million for the fourth quarter of 2009 from $12 million for the fourth quarter of 2008. For the fourth quarter, LP reported a loss of $6 million in adjusted EBITDA from continuing operations in this segment, an improvement of $2 million as compared to the fourth quarter of 2008. The margin improvement was due to reduced manufacturing and support costs associated with the mill that produces LSL.

COMPANY OUTLOOK

Frost concluded, “The consensus view is that the housing market in 2010 will be better than last year although there is much debate about the pace and magnitude of the recovery. With current stimulus programs scheduled to end and new programs being considered to improve the job situation and access to funds, the economy is likely to remain volatile. From LP’s perspective, we have demonstrated the flexibility to improve results in a declining market. I believe that our people will continue to respond successfully to whatever market situation arises this year.”

About LP

Louisiana-Pacific Corporation is a leading manufacturer of quality engineered wood building materials including OSB, structural framing products, and exterior siding for use in residential, industrial and light commercial construction. From manufacturing facilities in the U.S., Canada, Chile and Brazil, LP products are sold to builders and homeowners through building materials distributors and dealers and retail home centers. Founded in 1973, LP is headquartered in Nashville, Tennessee and traded on the New York Stock Exchange under LPX. Visit LP’s web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.

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FORWARD LOOKING STATEMENTS

This news release contains statements concerning Louisiana-Pacific Corporation’s (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company’s products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

FINANCIAL AND QUARTERLY DATA

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net sales	$275.1	$250.2	$1,054.7	$1,376.2

Loss from operations	$(50.5)	$(366.2)	$(133.3)	$(643.6)

Loss before income taxes and equity in loss of unconsolidated affiliates	$(62.3)	$(386.5)	$(169.4)	$(753.3)

Loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, other operating credits and charges, net, impairment of goodwill; gain (loss) on early debt extinguishment, realized gain on sale of long term investments and other than temporary investment impairment	$(39.0)	$(37.5)	$(115.0)	$(163.0)

Loss from continuing operations	$(46.8)	$(339.6)	$(117.0)	$(565.3)

Net loss attributable to LP	$(49.1)	$(340.5)	$(121.4)	$(578.8)

Net loss per share - basic and diluted	$(0.40)	$(3.31)	$(1.12)	$(5.62)

Average shares outstanding (in millions)
Basic and diluted	124.4	102.9	108.4	102.9

Calculation of loss from continuing operations excluding (gain) loss on sale or impairment of long-lived assets, impairment of goodwill and other operating credits and charges, net, gain on early debt extinguishment, realized gain on sale of long term investments and other than temporary investment impairment:

Loss from continuing operations	$(46.8)	$(339.6)	$(117.0)	$(565.3)

Other than temporary investment impairment	0.2	27.4	2.0	118.6
Realized gain on sale of long term investments	(18.7)	—	(18.7)	—
Goodwill impairment	—	273.5	—	273.5
(Gain) loss on early extinguishment of debt	21.1	—	20.7	—
(Gain) loss on sale or impairment of long-lived assets	(0.4)	(0.5)	(2.5)	9.0
Other operating credits and charges, net	8.9	22.6	1.6	90.3

	11.1	323.0	3.1	491.4
Provision (benefit) for income taxes on above items	(3.3)	(20.9)	(1.1)	(89.1)

	7.8	302.1	2.0	402.3

	$(39.0)	$(37.5)	$(115.0)	$(163.0)

Per share - basic and diluted	$(0.31)	$(0.36)	$(1.06)	$(1.58)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Net sales	$275.1	$250.2	$1,054.7	$1,376.2

Operating costs and expenses:
Cost of sales	265.4	274.8	994.5	1,404.8
Depreciation, amortization and cost of timber harvested	19.8	20.0	80.0	100.4
Selling and administrative	31.9	26.0	114.4	141.8
Impairment of goodwill	—	273.5	—	273.5
(Gain) loss on sale or impairment of long-lived assets	(0.4)	(0.5)	(2.5)	9.0
Other operating credits and charges, net	8.9	22.6	1.6	90.3

Total operating costs and expenses	325.6	616.4	1,188.0	2,019.8

Loss from operations	(50.5)	(366.2)	(133.3)	(643.6)

Non-operating income (expense):
Foreign currency exchange gain (loss)	3.1	13.0	13.4	19.6
Gain (loss) on early debt extinguishment	(21.1)	—	(20.7)	—
Other than temporary investment impairment	(0.2)	(27.4)	(2.0)	(118.6)
Realized gain on long term investments	18.7	—	18.7	—
Interest expense, net of capitalized interest	(18.3)	(12.8)	(71.6)	(49.1)
Investment income	6.0	6.9	26.1	38.4

Total non-operating income (expense)	(11.8)	(20.3)	(36.1)	(109.7)

Loss before taxes and equity in loss of unconsolidated affiliates	(62.3)	(386.5)	(169.4)	(753.3)
Benefit for income taxes	(17.7)	(48.3)	(63.4)	(202.0)
Equity in loss of unconsolidated affiliates	2.2	1.4	11.0	14.0

Loss from continuing operations	(46.8)	(339.6)	(117.0)	(565.3)

Discontinued operations:
Loss from discontinued operations before income taxes	(3.8)	(1.8)	(8.6)	(22.3)
Income tax benefit	(1.4)	(0.7)	(3.3)	(8.6)

Loss from discontinued operations	(2.4)	(1.1)	(5.3)	(13.7)

Net loss	(49.2)	(340.7)	(122.3)	(579.0)
Less: Net loss attributed to noncontrolling interest	(0.1)	(0.2)	(0.9)	(0.2)

Net loss attributed to Louisiana-Pacific Corporation	$(49.1)	$(340.5)	$(121.4)	$(578.8)

Loss per share of common stock (basic and diluted):
Loss from continuing operations	$(0.38)	$(3.30)	$(1.07)	$(5.49)
Loss from discontinued operations	(0.02)	(0.01)	(0.05)	(0.13)

Net loss per share	$(0.40)	$(3.31)	$(1.12)	$(5.62)

Average shares of stock outstanding - basic and diluted	124.4	102.9	108.4	102.9

CONDENSED CONSOLIDATED BALANCE SHEETS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$394.1	$97.7
Short-term investments	—	21.4
Receivables, net	59.8	43.8
Income tax receivable	55.5	94.2
Inventories	140.4	190.4
Prepaid expenses and other current assets	6.2	9.9
Deferred income taxes	1.4	25.3
Current portion of notes receivable from asset sales	115.1	20.0
Assets held for sale	69.1	34.4

Total current assets	841.6	537.1

Timber and timberlands	50.6	55.6

Property, plant and equipment	2,081.1	2,242.2
Accumulated depreciation	(1,116.6)	(1,197.3)

Net property, plant and equipment	964.5	1,044.9
Notes receivable from asset sales	123.5	238.6
Long-term investments	26.3	19.3
Restricted cash	19.2	76.7
Investments in and advances to affiliates	178.2	186.9
Deferred debt costs	12.3	3.3
Other assets	26.6	26.3
Long term deferred tax asset	7.4	—

Total assets	$2,250.2	$2,188.7

LIABILITIES AND EQUITY
Current portion of long-term debt	$60.3	$7.7
Current portion of limited recourse notes payable	113.4	20.0
Short-term notes payable	0.4	2.0
Accounts payable and accrued liabilities	122.8	121.5
Current portion of deferred tax liabilities	—	4.7
Current portion of contingency reserves	10.0	10.0

Total current liabilities	306.9	165.9

Long-term debt, excluding current portion:
Limited recourse notes payable	119.9	233.3
Other long-term debt	217.7	239.3

Total long-term debt, excluding current portion	337.6	472.6

Contingency reserves, excluding current portion	30.8	30.5
Other long-term liabilities	137.2	130.8
Deferred income taxes	167.1	187.9
Redeemable noncontrolling interest	21.1	18.7

Stockholders’ equity:
Common stock	139.1	116.9
Additional paid-in capital	563.0	441.3
Retained earnings	898.1	1,019.5
Treasury stock	(286.1)	(297.3)
Accumulated comprehensive loss	(64.6)	(98.1)

Total stockholders’ equity	1,249.5	1,182.3

Total liabilities and equity	$2,250.2	$2,188.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(49.2)	$(340.7)	$(122.3)	$(579.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and cost of timber harvested	19.8	20.0	80.0	100.4
Loss from unconsolidated affiliates	2.2	1.4	11.0	14.0
(Gain) loss on sale or impairment of long-lived assets	(0.4)	(0.5)	(2.5)	9.1
Loss on early debt extinguishment	21.1	—	20.7	—
Realized gain on sale of long term investments	(18.7)	—	(18.7)	—
Other operating credits and charges, net	8.3	15.7	12.2	44.0
Goodwill impairment	—	273.5	—	273.5
Exchange gain on remeasurement	(2.3)	(19.1)	(7.0)	(35.7)
Stock based compensation expense related to stock plans	1.8	2.3	7.3	9.7
Cash settlement of contingencies	(2.2)	(10.8)	(12.9)	(26.0)
Warranty reserves, net of payments	—	(5.8)	(0.9)	8.6
Other than temporary impairment on investments	0.2	27.4	2.0	118.6
Other adjustments, net	1.0	0.8	7.9	11.7
(Increase) decrease in receivables	23.5	42.3	(9.6)	35.4
(Increase) decrease in income tax receivable	(40.7)	16.8	35.1	65.6
Decrease in inventories	14.2	20.0	57.2	29.9
Decrease in prepaid expenses	1.5	5.0	4.0	0.3
Increase (decrease) in accounts payable and accrued liabilities	14.7	(40.3)	15.3	(67.3)
Increase (decrease) in deferred income taxes	32.8	(59.9)	(18.0)	(155.3)

Net cash provided by (used in) operating activities	27.6	(51.9)	60.8	(142.5)

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(3.0)	(11.1)	(9.6)	(99.4)
Purchase of a business	—	(11.1)	(0.1)	(56.5)
Proceeds from sale of assets	0.6	7.9	7.8	7.9
Investments and advances to joint ventures	(1.6)	(2.8)	(0.3)	(5.5)
Receipt of proceeds from notes receivable	20.0	20.0	20.0	74.4
Cash paid for purchase of investments	—	—	—	(216.0)
Proceeds from sale of investments	27.4	134.4	50.3	421.6
(Increase) decrease in restricted cash under letters of credit/credit facility requirements	20.3	10.5	57.5	(1.5)
Other investing activities, net	(0.1)	(15.1)	—	(14.0)

Net cash provided by investing activities	63.6	132.7	125.6	111.0

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	39.2	(12.0)	320.5	—
Repayment of long-term debt	(169.2)	(121.2)	(318.8)	(174.8)
Payment of debt issuance fees	(0.3)	—	(15.8)	—
Net borrowings under revolving credit lines and short-term notes payable	(2.5)	(8.6)	(2.3)	(24.7)
Payment of cash dividends	—	—	—	(31.0)
Sale of common stock under equity plans	—	—	132.3	—

Net cash provided by (used in) financing activities	(132.8)	(141.8)	115.9	(230.5)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS:	(4.1)	4.0	(5.9)	7.6

Net increase (decrease) in cash and cash equivalents	(45.7)	(57.0)	296.4	(254.4)
Cash and cash equivalents at beginning of period	439.8	154.7	97.7	352.1

Cash and cash equivalents at end of period	$394.1	$97.7	$394.1	$97.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2009	2008	2009	2008
Net sales:
OSB	$113.7	$109.1	$406.2	$621.5
Siding	86.2	76.0	373.8	423.8
Engineered Wood Products	44.1	45.2	157.7	234.5
Other	31.1	19.9	117.0	96.4

	$275.1	$250.2	$1,054.7	$1,376.2

Operating profit (loss):
OSB	$(17.0)	$(31.1)	$(65.6)	$(155.2)
Siding	4.5	(11.0)	29.3	2.8
Engineered Wood Products	(9.1)	(11.9)	(33.2)	(40.2)
Other	(1.5)	(1.3)	0.8	(6.7)
Other operating credits and charges, net	(8.9)	(22.6)	(1.6)	(90.3)
Impairment of goodwill	—	(273.5)	—	(273.5)
Gain (loss) on sales of and impairment of long-lived assets	0.4	0.5	2.5	(9.0)
General corporate and other expenses, net	(21.1)	(16.7)	(76.5)	(85.5)
Foreign currency gain (losses)	3.1	13.0	13.4	19.6
Loss on early debt extinguishment	(21.1)	—	(20.7)	—
Other than temporary investment impairment	(0.2)	(27.4)	(2.0)	(118.6)
Realized gain on sale of long term investments	18.7	—	18.7	—
Investment income	6.0	6.9	26.1	38.4
Interest expense, net of capitalized interest	(18.3)	(12.8)	(71.6)	(49.1)

Loss from operations before taxes	(64.5)	(387.9)	(180.4)	(767.3)
Benefit for income taxes	(17.7)	(48.3)	(63.4)	(202.0)

Loss from continuing operations	$(46.8)	$(339.6)	$(117.0)	$(565.3)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES

SUMMARY OF PRODUCTION VOLUMES

	Quarter Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
Oriented strand board, million square feet 3/8” basis (1)	665	599	2,535	3,733

Oriented strand board, million square feet 3/8” basis (produced by wood-based siding mills)	52	60	206	287

Wood-based siding, million square feet 3/8” basis	167	114	707	758

Engineered I-Joist, million lineal feet (1)	14	18	60	84

Laminated veneer lumber (LVL), thousand cubic feet (1)	1,032	952	4,029	5,683

(1)	Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.